Filed Pursuant to Rule 424(B)(7)
Registration No. 333-273926

Prospectus supplement

(To prospectus dated August 11, 2023)

National Fuel Gas Company

Up to 4,402,513 Shares of Common Stock

Offered by Selling Stockholders

The selling stockholders named in this prospectus supplement or their permitted donees, pledgees, transferees or other successors-in-interest, which we collectively refer to in this prospectus supplement as the “selling stockholders,” may offer and sell from time to time 4,402,513 shares (the “Shares”) of the common stock, par value $1.00 per share, of National Fuel Gas Company (the “Company”).

The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Shares being offered. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of any Shares. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NFG.” The last reported sale price of our common stock on NYSE on December 26, 2025 was $80.93 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement. You should carefully read this prospectus supplement, as well as any documents incorporated by reference, before you invest in the Shares being offered.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus supplement dated December 29, 2025.

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About This Prospectus Supplement

This prospectus supplement is part of an automatic registration statement on Form S-3 that we have filed with the SEC utilizing a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, on a resale basis, the securities described in this prospectus supplement in one or more offerings. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 4,402,513 Shares from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Shares being offered and the terms of the offering.

We will not receive any proceeds from the sale by the selling stockholders of the Shares offered by them described in this prospectus supplement.

Before buying any of the Shares that the selling stockholders are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus, and all of the information incorporated by reference herein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Information We Incorporate by Reference.” These documents contain important information that you should consider when making your investment decision.

We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling stockholders are offering to sell, and seeking offers to buy, Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

References in this prospectus supplement to the terms “we,” “us,” the “Company” or other similar terms mean National Fuel Gas Company and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

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Where You Can Find More Information

The Company files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.natfuel.com. Other than any SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, the information available on the Company’s website is not part of this prospectus supplement and the accompanying prospectus.

Information We Incorporate by Reference

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025; and

•

our Current Reports on Form 8-K filed with the SEC on October  21, 2025 (Item 1.01 only), November 6, 2025 (the second report filed on such date only), December  10, 2025 and December 15, 2025 (Items 1.01 and 3.02 only).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Attention: Corporate Secretary

Telephone: (716) 857-7000

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Safe Harbor for Forward-Looking Statements

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are also expressly qualified by these cautionary statements. Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding future prospects, plans, objectives, goals, projections, estimates of oil and gas quantities, strategies, future events or performance and underlying assumptions, capital structure, anticipated capital expenditures, completion of construction projects, projections for pension and other post-retirement benefit obligations, impacts of the adoption of new authoritative accounting and reporting guidance, and possible outcomes of litigation or regulatory proceedings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may,” and similar expressions, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:

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changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing;

•

governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal;

•

changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services;

•

the Company’s ability to complete strategic transactions, such as the pending transaction with CenterPoint Energy Resources Corp., including receipt of required regulatory clearances and satisfaction of other conditions to closing, and to recognize the anticipated benefits of such transactions;

•	governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas;

•	the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets;

•	changes in the price of natural gas;

•	impairments under the SEC’s full cost ceiling test for natural gas reserves;

•	the creditworthiness or performance of the Company’s key suppliers, customers and counterparties;

•

financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures,

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other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions;

•	negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations;

•

changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations;

•	the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies;

•

factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations;

•

increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators;

•	increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits;

•	other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date;

•	the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company;

•	uncertainty of natural gas reserve estimates;

•	significant differences between the Company’s projected and actual production levels for natural gas;

•	changes in demographic patterns and weather conditions (including those related to climate change);

•	changes in the availability, price or accounting treatment of derivative financial instruments;

•

changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities;

•

economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages;

•	significant differences between the Company’s projected and actual capital expenditures and operating expenses;

•	increasing costs of insurance, changes in coverage and the ability to obtain insurance; or

•

other risks described in this prospectus supplement or the accompanying prospectus or incorporated by reference through the Company’s filings with the SEC, including in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus supplement. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

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Summary

This summary highlights information about us and the Shares being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. For a more complete understanding of the Company, we encourage you to read this prospectus supplement, including the information incorporated by reference in this prospectus supplement and the other documents to which we have referred you.

National Fuel Gas Company

National Fuel Gas Company, incorporated in 1902, is a holding company organized under the laws of the State of New Jersey. The Company is engaged in the business of owning and holding securities issued by its subsidiaries.

The Company is a diversified energy company engaged principally in the production, gathering, transportation, storage and distribution of natural gas. The Company reports financial results for three business segments:

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the Integrated Upstream and Gathering segment, which is engaged in the exploration for, and development of, natural gas reserves in the Appalachian region of the United States, as well as the building, owning and operating of natural gas processing and pipeline gathering facilities in the Appalachian region;

•

the Pipeline and Storage segment, which provides interstate natural gas transportation services for affiliated and nonaffiliated companies through integrated natural gas pipeline systems in Pennsylvania and New York, as well as storage services through its underground natural gas storage fields; and

•

the Utility segment, which provides natural gas utility services to customers through a local distribution system located in western New York and northwestern Pennsylvania. The principal metropolitan areas served by the Utility segment include Buffalo, Niagara Falls and Jamestown, New York and Erie and Sharon, Pennsylvania.

The Company’s principal executive offices are located at 6363 Main Street, Williamsville, New York 14221 and its telephone number is (716) 857-7000.

The Private Placement

On December 12, 2025, we entered into a common stock subscription agreement (the “Subscription Agreement”) with the selling stockholders, pursuant to which we agreed to sell to the selling stockholders, in a private placement (the “Private Placement”), the Shares at a price of $79.50 per share. The Private Placement closed on December 17, 2025.

The Shares issued to the selling stockholders were not initially registered under the Securities Act or any state securities laws. The Private Placement relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated thereunder, and on similar exemptions under applicable state laws.

As part of the Subscription Agreement, the Company is required to register for resale the Shares. We filed this prospectus supplement to our registration statement on Form S-3, of which this prospectus supplement forms a part, to fulfill our contractual obligations to register for resale the Shares.

The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, a form of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by us on December 15, 2025, which is incorporated by reference herein.

The Offering

Common Stock Offered by the Selling Stockholders	4,402,513 shares.

Terms of the Offering	Each selling stockholder will determine when and how it will sell the Shares offered in this prospectus. See “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder.

NYSE Symbol	Our common stock is listed on NYSE under the symbol “NFG.”

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in our common stock.

Risk Factors

Investing in our common stock involves risks. In considering whether you should invest in our common stock, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 under Item 1A. “Risk Factors.”

You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price for our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results, or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us as described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For more information see “Safe Harbor for Forward-Looking Statements” in this prospectus supplement.

Risks Related to Ownership of Our Common Stock

The price at which our common stock trades may be volatile. Accordingly, shareholders could lose all or part of their investment.

The price at which our common stock trades may be volatile and may fluctuate due to factors such as:

•	fluctuations in gas prices;

•	actual or anticipated fluctuations in our financial condition and operating results;

•	our historical and anticipated operating results;

•	variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

•	stock price and volume fluctuations attributable to inconsistent trading volume levels of our common stock;

•

announcements of proposed acquisitions by us or our competitors, including the challenges associated with, and the ability to achieve benefits from, the pending acquisition of CenterPoint Energy Resources Corp.’s Ohio regulated gas utility business;

•	announcements of, or expectations of additional debt or equity financing transactions;

•	announcement or imposition of restrictive governmental actions;

•	the initiation or conclusion of legal proceedings or governmental inquiries or investigations involving our company;

•	unsubstantiated news reports or other inaccurate publicity regarding us or our business; and

•	investor perceptions of our company and comparable public companies.

Fluctuations may be unrelated to or disproportionate to company performance. These fluctuations may result in a material decline in the trading price of our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our share price and trading volume.

Research analysts publish their own quarterly projections regarding our operating results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our share price may decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial amounts of our common stock or other securities convertible or exchangeable into shares of our common stock into the public market whether by us or any of our security holders, including shares issued upon exercise of options or warrants, or the vesting of restricted stock units, or in connection with other potential acquisitions or business combinations, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock and reduce the likelihood that such holders will receive dividend payments. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

Our ability to use our net operating loss carryforwards may be subject to limitation due to significant changes in the ownership of our capital stock, including the Shares.

As of September 30, 2025, we had approximately $422.9 million net operating loss carryforwards for state tax purposes. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other tax attributes to offset its post-change income may be limited and may result in a partial or full writedown of the related deferred tax assets. An ownership change is defined generally for these purposes as a greater than 50% change in ownership over a three-year period, taking into account shareholders that own, or are treated as owning, 5% or more by value of our capital stock. Most states have adopted identical rules such that an ownership change for purposes of Section 382 of the Code would also limit our ability to utilize state level net operating loss carryforwards. Depending on the number of the Shares sold, it is possible that the current offering, in combination with past and future transactions involving our capital stock, could cause an ownership change to occur that would limit our ability to use our existing net operating loss carryforwards.

Use of Proceeds

All the Shares offered in this prospectus supplement are being sold by the selling stockholders. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

General

The following is a general discussion of certain U.S. federal income tax considerations related to the ownership and disposition of the Shares by a non-U.S. holder, as defined below, that acquires such Shares pursuant to this offering. This discussion assumes that a non-U.S. holder will hold the Shares issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, including any tax consequences arising under the Medicare tax on net investment income (under Section 1411 of the Code). In addition, this discussion does not address (i) any U.S. federal tax laws other than income tax laws, such as gift or estate tax laws, (ii) state, local or non-U.S. tax considerations or (iii) the tax considerations that may apply to certain investors, including, without limitation, banks or other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies or investors therein, brokers, dealers or traders in securities, grantor trusts, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, persons liable for the alternative minimum tax, pension plans, former citizens or long-term residents of the United States, companies that accumulate earnings to avoid U.S. federal income tax, persons that actually or constructively own five percent or more of the voting shares in the Company or five percent or more of the total value of all classes of shares of the Company’s common stock or persons that will hold or dispose of the Shares as part of a straddle, hedge, constructive sale, conversion or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass through entities such as subchapter S corporations (or investors in such entities or arrangements).

This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

For purposes of this discussion, a “U.S. person” is any person or entity that, for U.S. federal income tax purposes is, or is treated as: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more “United States persons,” within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes; and a “non-U.S. holder” means a beneficial owner of the Shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes (and each partner or other member thereof) will generally depend upon the status and activities of the partnership and such partner or member. An entity or arrangement treated as a partnership considering an investment in the Shares (and any partner or member thereof) should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to the ownership and disposition of the Shares.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF THE SHARES AND IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR

SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME OR OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Tax Considerations Related to an Investment in the Shares

Distributions on the Shares

If we make cash or property distributions to holders of the Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. However, to the extent that a distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated first as a tax-free return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in the Shares. Then, any remaining excess (determined separately for each share) will be treated as gain from a sale or exchange of the Shares and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of the Shares” below.

Subject to the summaries below regarding backup withholding and FATCA (as defined below), dividends paid on the Shares to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of a reduced withholding rate under an applicable income tax treaty generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form) and certify under penalties of perjury that such holder is not a United States person and is eligible for the benefits of the applicable income tax treaty or (ii) if the Shares are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such income tax treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Unless an applicable income tax treaty provides otherwise, dividends paid on the Shares that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, are attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder) generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to a United States person and generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or an appropriate successor form)). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax on such holder’s effectively connected earnings and profits (which would include any effectively connected dividends on the Shares), subject to adjustments, at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of the Shares

Subject to the summaries below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of the Shares generally will not be subject to U.S. federal income tax, unless: (i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder, (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) the Shares constitute a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes (“USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period in the Shares.

A corporation generally is a USRPHC if the fair market value of its United States real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although not free from doubt, we may currently be, or may become, a USRPHC. If we are or become a USRPHC, so long as the Shares are regularly traded on an established securities market (within the meaning of applicable Treasury regulations), the Shares will be treated as United States real property interests only for a non-U.S. holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period) more than 5% of such Shares. Non-U.S. holders should consult their own tax advisors regarding the application of this regularly traded exception.

Unless an applicable income tax treaty provides otherwise, any gain recognized by a non-U.S. holder that is described in clause (i) above generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to a United States person. In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and that is described in clause (i) may be subject to a branch profits tax on such holder’s effectively connected earnings and profits (which would include any effectively connected gain that is described in clause (i)), subject to adjustments, at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder that is described in clause (ii) above generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S. source capital gain derived from the disposition, which may be offset by certain U.S. source capital losses. To the extent the Shares constitute a United States real property interest as described in clause (iii) above and the regularly traded exception does not apply to the non-U.S. holder, gain recognized by the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates generally applicable to a United States person. The non-U.S. holder generally would be required to file a U.S. federal income tax return. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder on the Shares and the tax, if any, withheld with respect to those dividends. Copies of the information returns reporting those dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident or is organized under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other taxable dispositions of the Shares to or through a U.S. office (and, in certain cases, a non-U.S. office) of a broker.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to the Shares (including dividends and proceeds of sales or other taxable dispositions). A non-U.S. holder generally may eliminate the requirement for information reporting (other than in respect of dividends, as described above) and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form) or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of backup withholding and the availability of (and procedure for obtaining) an exemption from backup withholding in their particular circumstances.

FATCA

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (commonly referred to as “FATCA”), a “non-financial foreign entity” or “foreign financial institution” generally will be subject to a 30% withholding tax on dividends paid on the Shares and gross proceeds from the sale or other taxable disposition of the Shares (whether such entity or institution is the beneficial owner of the Shares or acting as an intermediary), unless (i) if the non-U.S. holder is a “non-financial foreign entity,” it provides the applicable withholding agent with certain documentation relating to its substantial U.S. owners, or otherwise certifies that it does not have any substantial U.S. owners, (ii) if the non-U.S. holder is a “foreign financial institution,” it enters into an agreement with the Department of Treasury to, among other things, report certain information regarding its accounts with or debt and equity interests held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and withhold tax with respect to certain account holders and holders of debt and equity interests, and it establishes its compliance with these rules by providing to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form) or (iii) the non-U.S. holder otherwise qualifies for an exemption from these rules and establishes such exemption by providing the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or an appropriate successor form). However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or such proposed Treasury regulations are rescinded. The rules relating to FATCA described above may be modified by an applicable intergovernmental agreement between the United States and the jurisdiction in which the non-U.S. holder is a resident or is organized.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders should consult their own tax advisors regarding how FATCA may apply to their ownership and disposition of the Shares.

Selling Stockholders

This prospectus supplement covers the resale or other disposition from time to time by the selling stockholders of 4,402,513 Shares that were issued to the selling stockholders by us in the Private Placement (the “Resale”). For a description of the Private Placement, see “Summary—The Private Placement” in this prospectus supplement. As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below, together with their respective donees, pledgees, transferees or other successors-in-interest.

The following table provides, as of the date of this prospectus supplement, information regarding the beneficial ownership of our common stock of each selling stockholder, the number of Shares that may be sold by each selling stockholder under this prospectus supplement and the number of shares of our common stock that each selling stockholder will beneficially own after the Resale. Because each selling stockholder may dispose of all, none or some portion of its Shares, no estimate can be given as to the number of shares of our common stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of the Resale, none of the Shares covered by this prospectus supplement will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the Resale. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

For further information regarding the selling stockholders’ method of distributing the Shares, see “Plan of Distribution” in this prospectus supplement.

Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The information set forth in the table below is based on 95,017,438 shares of our common stock outstanding as of December 17, 2025, which includes the Shares offered by this prospectus supplement. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of shares of our common stock owned prior to and after the Resale.

			Beneficial Ownership After the Resale
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares Being Offered in This Offering(1)	Number of Shares	Percent of Shares
BDF Aggregator L.P.(2)	67,642	67,642	—	*
Spruce Street Aggregator L.P.(3)	216,555	216,555	—	*
Blackstone CSP-MST EQTY Fund(4)	281,840	281,840	—	*
Crown Helix Strategies Ltd(5)	197,015	197,015	—	*
Compass SAV II LLC(6)	153,383	153,383	—	*
Compass Offshore SAV II PCC Limited(7)	101,613	101,613	—	*
Aventail Grid & Infrastructure Opportunities Master Fund, LP(8)	28,979	28,979	—	*
Aventail Energy Master Fund, LP(9)	424,957	424,957	—	*
Valence8 Diversified (US) LLC(10)	37,449	37,449	—	*
T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Trust(11)	26,038	2,505	23,533	*

			Beneficial Ownership After the Resale
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares Being Offered in This Offering(1)	Number of Shares	Percent of Shares
T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund(12)	66,380	6,445	59,935	*
T. Rowe Price U.S. Equity Macro Pool(13)	806	78	728	*
T. Rowe Price U.S. Equities Trust(14)	22,846	22,846	—	*
T. Rowe Price Mid-Cap Value Fund, Inc.(15)	751,977	751,977	—	*
T. Rowe Price U.S. Mid-Cap Value Equity Trust(16)	461,716	461,716	—	*
State of Michigan as Trustee of the State of Michigan 401(k) Plan and the State of Michigan 457 Plan(17)	9,015	9,015	—	*
Seasons Series Trust—SA Multi-Managed Mid Cap Value Portfolio(18)	3,279	3,279	—	*
Reaves Utility Income Fund(19)	314,465	314,465	—	*
Cohen & Steers Infrastructure Fund, Inc. (20)	278,080	278,080	—	*
Cohen & Steers Real Assets Fund, Inc.(21)	22,656	22,656	—	*
Cohen & Steers Future of Energy Fund, Inc.(22)	13,729	13,729	—	*
Yaupon Master Fund LP(23)	625,739	570,163	55,576	*
Yaupon Enhanced Master Fund LP(24)	480,240	436,126	44,114	*

*	Less than 1%.
(1)	This column lists all of the Shares that a selling stockholder may offer and sell from time to time under this prospectus supplement.
(2)

The selling stockholder is an affiliate of a registered broker-dealer. Reflects securities held directly by BDF Aggregator L.P. (the “BDF Aggregator Fund”). Blackstone Dislocation Associates LLC is the general partner of the BDF Aggregator Fund. Blackstone Holdings II L.P. is the sole member of Blackstone Dislocation Associates LLC. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the BDF Aggregator Fund directly or indirectly controlled by it or him, but each (other than the BDF Aggregator Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling stockholder is 345 Park Avenue, New York, New York 10154.

(3)

The selling stockholder is an affiliate of a registered broker-dealer. Reflects securities held directly by Spruce Street Aggregator L.P. (the “Spruce Street Fund”). Blackstone Alternative Asset Management Associates LLC is the general partner of the Spruce Street Fund. Blackstone Holdings II L.P. is the sole member of Blackstone Alternative Asset Management Associates LLC. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Spruce Street Fund directly or indirectly controlled by it or him, but each (other than the Spruce Street Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling stockholder is 345 Park Avenue, New York, New York 10154.

(4)

The selling stockholder is an affiliate of a registered broker-dealer. Reflects securities held directly by Blackstone CSP-MST EQTY Fund (the “CSP-MST EQTY Fund”). The CSP-MST EQTY Fund is a segregated account of Blackstone Custom Solutions Platform Ltd. Blackstone Alternative Asset Management L.P. is the investment manager of Blackstone Custom Solutions Platform Ltd. Blackstone Holdings I – Sub (BAAM) GP L.L.C. is the general partner of Blackstone Alternative Asset Management L.P. Blackstone Intermediary Holdco L.L.C. is the sole member of Blackstone Holdings I Sub (BAAM) GP L.L.C. Blackstone Securities Partners L.P. is the sole member of Blackstone Intermediary Holdco L.L.C. Blackstone Advisory Services L.L.C. is the general partner of Blackstone Securities Partners L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Advisory Services L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the CSPMST EQTY Fund directly or indirectly controlled by it or him, but each (other than the CSPMST EQTY Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of the selling stockholder is 345 Park Avenue, New York, New York 10154.

(5)	Aventail Capital Group, LP is the investment manager of Crown Helix Strategies Ltd. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(6)	Aventail Capital Group, LP is the investment manager of Compass SAV II LLC. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(7)	Aventail Capital Group, LP is the investment manager of Compass Offshore SAV II PCC Limited. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(8)

Aventail Capital Group, LP is the investment manager of Aventail Grid & Infrastructure Opportunities Master Fund, LP.Aventail Capital Partners, LLC is the general partner of Aventail Grid & Infrastructure Opportunities Master Fund, LP. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.

(9)

Aventail Capital Group, LP is the investment manager of Aventail Energy Master Fund, LP. Aventail Capital Partners, LLC is the general partner of Aventail Energy Master Fund, LP. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.

(10)	Aventail Capital Group, LP is the investment manager of Valence8 Diversified (US) LLC. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(11)

Consists of 2,505 Shares purchased in the Private Placement. T. Rowe Price Associates, Inc. (“T. Rowe Price”) serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Trust and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Trust’s business address is 1307 Point Street, Baltimore, MD 21231.

(12)

Consists of 6,445 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund’s business address is 1307 Point Street, Baltimore, MD 21231.

(13)

Consists of 78 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price U.S. Equity Macro Pool and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price U.S. Equity Macro Pool; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Equity Macro Pool’s business address is 1307 Point Street, Baltimore, MD 21231.
(14)

Consists of 22,846 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price U.S. Equities Trust and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price U.S. Equities Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Equities Trust’s business address is 1307 Point Street, Baltimore, MD 21231.

(15)

Consists of 751,977 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Mid-Cap Value Fund, Inc. and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Mid-Cap Value Fund, Inc.; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Mid-Cap Value Fund, Inc.’s business address is 1307 Point Street, Baltimore, MD 21231.

(16)

Consists of 461,716 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price U.S. Mid-Cap Value Equity Trust and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price U.S. Mid-Cap Value Equity Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Mid-Cap Value Equity Trust’s business address is 1307 Point Street, Baltimore, MD 21231.

(17)

Consists of 9,015 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the State of Michigan as Trustee of the State of Michigan 401(k) Plan and the State of Michigan 457 Plan and T. Rowe Price may be deemed to be the beneficial owner of the securities held by the State of Michigan as Trustee of the State of Michigan 401(k) Plan and the State of Michigan 457 Plan; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The State of Michigan as Trustee of the State of Michigan 401(k) Plan and the State of Michigan 457 Plan’s business address is 1307 Point Street, Baltimore, MD 21231.

(18)

Consists of 3,279 Shares purchased in the Private Placement. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by Seasons Series Trust—SA Multi-Managed Mid Cap Value Portfolio and T. Rowe Price may be deemed to be the beneficial owner of the securities held by Seasons Series Trust—SA Multi-Managed Mid Cap Value Portfolio; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. Seasons Series Trust—SA Multi-Managed Mid Cap Value Portfolio’s business address is 1307 Point Street, Baltimore, MD 21231.

(19)

The selling stockholder is a reporting company under the Exchange Act and an investment company, or a subsidiary of an investment company, subject to the Investment Company Act of 1940. The address of the selling stockholder is 1700 Broadway, Suite 1850, Denver, CO 80290.

(20)

Cohen & Steers Capital Management, Inc. is the investment manager of Cohen & Steers Infrastructure Fund, Inc. The selling stockholder is an investment company subject to the Investment Company Act of 1940. The address of the selling stockholder is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

(21)

Cohen & Steers Capital Management, Inc. is the investment manager of Cohen & Steers Real Assets Fund, Inc. The selling stockholder is an investment company subject to the Investment Company Act of 1940. The address of the selling stockholder is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

(22)

Cohen & Steers Capital Management, Inc. is the investment manager of Cohen & Steers Future of Energy Fund, Inc. The selling stockholder is an investment company subject to the Investment Company Act of 1940. The address of the selling stockholder is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

(23)

The reported securities are directly owned by Yaupon Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.

(24)

The reported securities are directly owned by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Enhanced Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Enhanced Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.

Relationships with Selling Stockholders

As discussed in greater detail above under the section titled “Summary—The Private Placement,” on December 12, 2025, we entered into the Subscription Agreement with the selling stockholders identified herein, pursuant to which we sold and issued the Shares and agreed to file a registration statement, or a prospectus supplement to an effective registration statement, with the SEC to cover the resale by the selling stockholders of the Shares.

Other than as described herein, none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our common stock or other securities. None of the selling stockholders has held any position or office with us or our affiliates within the last three years.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling the Shares or interests in the Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in the Shares on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our common stock is listed on NYSE under the symbol “NFG.”

A selling stockholder may use any one or more of the following methods when selling the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distribution to members, limited partners or stockholders of the selling stockholders;

•	“at the market” or through market makers or into an existing market for the Shares;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conform to the requirements of that rule, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the subscriber of securities, from the subscriber) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incident to the registration of the Shares to be offered and sold pursuant to this prospectus by the selling stockholders. The Company has also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or the Exchange Act. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of securities. The Company has agreed to use its commercially reasonable efforts to keep this prospectus effective until the date on which all of the securities offered pursuant to this prospectus have been sold, disposed of or become eligible for resale under Rule 144 without time and manner of sale restrictions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated in this prospectus supplement and accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, relating to the oil and gas reserves of Seneca Resources Company, LLC, has been so incorporated in reliance on the audit report of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, given on the authority of said firm as experts in petroleum engineering.

Legal Matters

Lowenstein Sandler LLP will pass upon the validity of our common stock.

PROSPECTUS

NATIONAL FUEL GAS COMPANY

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

and

UNITS

National Fuel Gas Company may periodically sell any or all of the following securities to the public:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	units, consisting of one or more of any of the securities referred above, in any combination.

National Fuel Gas Company will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

National Fuel Gas Company’s common stock is listed on the New York Stock Exchange and trades under the symbol “NFG.”

Investing in the securities involves risks. See Risk Factors on page 2 for information on certain risks related to the purchase of securities.

National Fuel Gas Company may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 24 of this prospectus also provides more information on this topic.

National Fuel Gas Company’s principal executive offices are located at 6363 Main St., Williamsville, New York 14221 and its telephone number is (716) 857-7000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2023.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale made under this prospectus or any accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of National Fuel Gas Company since the date of this prospectus or any accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that National Fuel Gas Company (“National”) has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, National may sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that National may offer. Each time National sells securities, National will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

References in this prospectus and the prospectus supplement to “National” or “National Fuel” are to National Fuel Gas Company, National Fuel Gas Company and its subsidiaries or National Fuel Gas Company’s subsidiaries as appropriate in the context of the disclosure.

RISK FACTORS

In considering whether or not to purchase securities of National, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in the documents National incorporates by reference in this prospectus and any prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement.

NATIONAL FUEL GAS COMPANY

National Fuel Gas Company, incorporated in 1902, is a holding company organized under the laws of the State of New Jersey. National is engaged in the business of owning and holding securities issued by its subsidiaries.

National is a diversified energy company engaged principally in the production, gathering, transportation, storage and distribution of natural gas. National reports financial results for four business segments:

•	the Exploration and Production segment, which is engaged in the exploration for, and the development and production of, primarily natural gas in the Appalachian region of the United States;

•

the Pipeline and Storage segment, which provides interstate natural gas transportation services for affiliated and nonaffiliated companies through integrated gas pipeline systems in Pennsylvania and New York, as well as storage services through its underground natural gas storage fields;

•	the Gathering segment, which builds, owns and operates natural gas processing and pipeline gathering facilities in the Appalachian region; and

•

the Utility segment, which provides natural gas utility services to customers through a local distribution system located in western New York and northwestern Pennsylvania. The principal metropolitan areas served by the Utility segment include Buffalo, Niagara Falls and Jamestown, New York and Erie and Sharon, Pennsylvania.

National’s principal executive offices are located at 6363 Main Street, Williamsville, New York 14221 and its telephone number is (716) 857-7000.

WHERE YOU CAN FIND MORE INFORMATION

National files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website, www.sec.gov. Information about National is also available on National’s website, www.natfuel.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on National’s website is not part of this prospectus or any prospectus supplement thereto.

INCORPORATION BY REFERENCE

National discloses important information to you by referring you to documents that it has filed with the SEC that are “incorporated by reference” in this prospectus.

The following documents have been filed by National with the SEC and are incorporated herein by reference:

•	National’s Annual Report on Form 10-K (SEC File No. 001-03880) for the fiscal year ended September 30, 2022, filed with the SEC on November 18, 2022;

•

National’s Quarterly Reports on Form 10-Q (SEC File No. 001-03880) for the quarterly periods ended December  31, 2022, filed with the SEC on February 3, 2023, March  31, 2023, filed with the SEC on May 4, 2023, and June  30, 2023, filed with the SEC on August 3, 2023;

•	National’s Current Reports on Form 8-K (SEC File No. 001-03880), filed with the SEC on December 6, 2022, March 9, 2023 (Items 5.02 and 5.07 only) and May 18, 2023; and

•

The description of National’s Common Stock contained in the Registration Statements on Form 8-A filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of National’s Common Stock contained in Exhibit 4.1 to National’s Annual Report on Form 10-K for the year ended September 30, 2019 and any amendments or reports filed for the purpose of updating such description.

All documents filed by National with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. National will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of National’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Attention: Corporate Secretary

Telephone: (716) 857-7000

USE OF PROCEEDS

Except as may otherwise be set forth in an applicable prospectus supplement, the proceeds from the sale of these securities may be used to reduce short-term indebtedness, to redeem or discharge indebtedness, to finance a portion of National’s capital expenditures, for corporate development purposes, including, without limitation, acquisitions made by or on behalf of National or its subsidiaries, and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of National’s unsecured debt securities, consisting of debentures and medium-term notes, that National may offer by this prospectus. National will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

The debt securities will be National’s direct unsecured general obligations. The debt securities will be senior debt securities. National may issue the debt securities from time to time in one or more series, under an indenture, dated as of October 1, 1999, between National and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.”

The following descriptions of the debt securities and the Indenture are summaries and are qualified by reference to the Indenture. This summary does not contain a complete description of the debt securities. You should read this summary together with the Indenture and the officer’s certificates or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. References to certain sections of the Indenture are included in parentheses. Whenever particular provisions or defined terms in the Indenture are referred to under this “Description of Debt Securities,” such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

The debt securities will rank equally with all of National’s other senior, unsecured and unsubordinated debt.

Because National is a holding company that conducts all of its operations through subsidiaries, holders of debt securities will generally have a position junior to claims of creditors (including trade creditors of and holders of indebtedness issued by any such subsidiary) and preferred stockholders of the subsidiaries of National. No subsidiary currently has outstanding shares of preferred stock.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and how it will be paid;

•	the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	any right to extend the interest payment periods for the debt securities and the duration of the extension;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	any date or dates on which, and the price or prices at which, the debt securities may be redeemed at the option of National and any restrictions on such redemptions;

•

any sinking fund or other provisions or options held by holders of debt securities that would obligate National to repurchase or otherwise redeem the debt securities; any changes or additions to the events of default under the Indenture or changes or additions to the covenants under the Indenture;

•	if the debt securities will be issued in denominations other than $1,000;

•	if payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	any convertible feature or options regarding the debt securities;

•	any rights or duties of another person to assume the obligations of National with respect to the debt securities;

•	any collateral, security, assurance or guarantee for the debt securities; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 301.)

The Indenture does not limit the principal amount of debt securities that may be issued. The Indenture allows debt securities to be issued up to the principal amount that may be authorized by National. Unless otherwise specified in the prospectus supplement, any limit upon the aggregate principal amount of the debt securities of any series may be increased without the consent of any holders and additional debt securities of such series may be authenticated and delivered up to the limit on the aggregate principal amount authorized with respect to such series as so increased. Accordingly, the debt securities of any series may be increased on the same terms and conditions, except for the issue price and the issue date, and with the same CUSIP numbers as the debt securities of such series initially offered.

Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in a prospectus supplement, the covenants contained in the Indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving National or in the event of a change in control.

Payment and Paying Agents

Except as may be provided in the prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date proposed by National for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the Trustee finds it practicable. (See Section 307.)

Unless otherwise specified in the prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the Trustee, as paying agent, in The City of New York. National may change the place of payment on the debt securities, may appoint one or more additional paying agents (including National) and may remove any paying agent, all at the discretion of National. (See Section 602.)

Registration and Transfer

Unless otherwise specified in a prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. National may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, National may require payment to cover any tax or other governmental charge that may be imposed. National will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Satisfaction and Discharge

National will be discharged from its obligations on the debt securities of a particular series, or any portion of the principal amount of the debt securities of such series, if it irrevocably deposits with the Trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the debt securities of such series at their maturity, stated maturity date, or redemption. (See Section 701.)

The Indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when National has paid all other sums payable by National under the Indenture. (See Section 702.)

All moneys National pays to the Trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of National. Thereafter, the holder of such debt security may look only to National for payment thereof. (See Section 603.)

Limitation on Liens on Subsidiary Capital Stock

The Indenture provides that, except as otherwise specified with respect to a particular series of debt securities, National will not pledge, mortgage, hypothecate or grant a security interest in, or permit any pledge, mortgage, security interest or other lien upon, any capital stock of any of its majority-owned subsidiaries, which capital stock National now or hereafter directly owns, to secure any Indebtedness, as defined below, without also securing the outstanding debt securities (so long as the other Indebtedness shall be so secured) equally and ratably, with or, at National’s option, prior to, the other Indebtedness and any other Indebtedness similarly entitled to be so secured.

This limitation does not apply to, or prevent the creation or existence of:

(1)

any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock created at the time National acquires that capital stock or within 270 days after that time to secure the purchase price for that capital stock so acquired;

(2)

any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock existing at the time National acquires that capital stock, whether or not National assumes the secured obligations; or

(3)	any extension, renewal, replacement or refunding of any pledge, mortgage, security interest, lien or encumbrance permitted by (1) and (2) above, or of any Indebtedness secured thereby; provided, that,

(a)

the principal amount of Indebtedness so secured immediately after the extension, renewal, replacement or refunding may not exceed the principal amount of Indebtedness so secured immediately before the extension, renewal, replacement or refunding; and

(b)

the extension, renewal, replacement or refunding of such pledge, mortgage, security interest, lien or encumbrance is limited to no more than the same proportion of all shares of capital stock as were covered by the pledge, mortgage, security interest, lien or encumbrance that was extended, renewed, refunded or replaced; or

(4)	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)

the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within such 30 day period, and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; or

(b)	the payment of the lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

(c)

so long as the lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

Any pledge, mortgage, security interest, lien or encumbrance on any shares of the capital stock of any of the majority-owned subsidiaries of National, which shares of capital stock National now or hereafter directly owns, to secure any Indebtedness other than as described in (1) through (4) above, is referred to in this prospectus as a “Restricted Lien.” This limitation on liens does not apply to the extent that National creates any Restricted Liens to secure Indebtedness that, together with all other Indebtedness of National secured by Restricted Liens, does not at the time exceed 5% of National’s Consolidated Capitalization. (See Section 608.)

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Common Shareholders’ Equity;

(2)	Consolidated Indebtedness, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

(3)	any preference or preferred stock of National or any Consolidated Subsidiary, as defined below, which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Common Shareholders’ Equity,” as used above, means the total assets of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as assets, less: (a) all liabilities of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities; (b) minority interests owned by third parties in Consolidated Subsidiaries of National; and (c) preference or preferred stock of National and its Consolidated Subsidiaries only to the extent any such preference or preferred stock is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness,” as used above, means total indebtedness as shown on the consolidated balance sheet of National and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” as used above, means at any date any majority-owned subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with those of National in its consolidated financial statements as of such date.

For purposes of the limitation described in the first paragraph under this heading, “Indebtedness” means:

(1)	all indebtedness created or assumed by National for the repayment of money borrowed;

(2)

all indebtedness for money borrowed secured by a lien upon capital stock owned by National and upon which indebtedness for money borrowed National customarily pays interest, although National has not assumed or become liable for the payment of such indebtedness for money borrowed; and

(3)

all indebtedness of others for money borrowed which is guaranteed as to payment of principal by National or in effect guaranteed by National through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of National in respect of indebtedness for money borrowed or other obligations incurred by others.

The foregoing limitation does not limit in any manner the ability of: (1) National to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries; (2) National to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions; or (3) any of the direct or indirect subsidiaries of National to place liens on any of their assets.

In addition, the Indenture provides that if debentures issued by National under the indenture dated as of October 15, 1974, as supplemented (the “1974 Indenture”), between National and The Bank of New York Mellon, as trustee, in an aggregate principal amount in excess of 5% of National’s Consolidated Capitalization become secured pursuant to the provisions of the 1974 Indenture, National will secure any outstanding debt securities equally and ratably with those debentures. If National secures the outstanding debt securities, as provided in the prior sentence, then if and for so long as the aggregate principal amount of the debentures secured pursuant to the 1974 Indenture at any time decreases and as a result constitutes 5% or less of National’s Consolidated Capitalization, the outstanding debt securities will no longer be secured. (See Section 608.)

Consolidation, Merger, and Sale of Assets

Under the terms of the Indenture, National may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•

the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes National’s obligations on all debt securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	National shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as to compliance with the foregoing.

The terms of the Indenture do not restrict National in a merger in which National is the surviving entity. (See Section 1101.)

Events of Default

“Event of default” when used in the Indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest, if any, on any debt security of the applicable series for 30 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•

failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after National receives written notice from the Trustee, or National and the Trustee receive a written notice from the holders of at least 33% in principal amount of the debt securities of such series; however, the Trustee or the Trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90 day period and such an agreement to extend will be automatically deemed to occur if National is diligently pursuing action to correct the default;

•	certain events in bankruptcy, insolvency or reorganization of National; or

•	any other event of default included in any supplemental indenture or officer’s certificate for a specific series of debt securities.

(See Section 801).

The Trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture.

Remedies

Acceleration of Maturity

If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the Trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the Indenture, only the Trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	National has paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest; and

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series shall have been cured or waived as provided in the Indenture.

There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of National. (See Section 802.)

Right to Direct Proceedings

Other than its duties in case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. (See Section 903.) If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (See Section 812). The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

Limitation on Right to Institute Proceedings

No holder of debt securities of any series will have any right to institute any proceeding under the Indenture, or to exercise any remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during such period.

(See Section 807.)

No Impairment of Right to Receive Payment

However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest, if any, on such debt security on or after the applicable due date. (See Section 808.)

Annual Notice to Trustee

National will provide to the Trustee an annual statement by an appropriate officer as to National’s compliance with all conditions and covenants under the Indenture. (See Section 606.)

Modification and Waiver

National and the Trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of the covenants of National in the Indenture and in the debt securities;

•	to add additional covenants of National or to surrender any right or power of National under the Indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of such series has been obtained in accordance with the Indenture; or

•	when no debt securities of the affected series remain outstanding under the Indenture;

•	to provide collateral security for all but not part of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to National may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

(See Section 1201.)

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by National with certain restrictive provisions of the Indenture. (See Section 607.) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture in such a way as to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. National and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment. (See Section 1201.)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, voting as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected, voting as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding debt securities of any series which consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 1202.)

The Indenture provides that debt securities owned by National or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 101.)

National may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but National shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after such record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of such debt securities. A transferee will be bound by acts of the Trustee or National taken in reliance thereon, whether or not notation of such action is made upon such debt security. (See Section 104.)

Resignation of the Trustee

The Trustee may resign at any time by giving written notice to National or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the Trustee and National. No resignation or removal of the Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if National has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 910.)

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register therefor. (See Section 106.)

Title

National, the Trustee, and any agent of National or the Trustee, may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 112.)

Regarding the Trustee

The Trustee will be The Bank of New York Mellon. In addition to acting as Trustee, The Bank of New York Mellon acts, and may act, as trustee under various indentures and trusts of National and its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of National’s capital stock is a summary and is qualified by reference to the terms and provisions of National’s Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”) and its By-Laws, as amended and restated (“By-Laws”), which are filed as exhibits to the registration statement to which this prospectus relates and incorporated herein by reference. (The 1974 Indenture includes a limitation on the payment of dividends, as described below under “Common Stock—Dividend Rights.” National’s other indenture, dated as of October 1, 1999, between National and The Bank of New York Mellon, contains no such limitation.)

Common Stock

National has authorized 200,000,000 shares of common stock, par value $1.00 per share.

Dividend Rights

The holders of common stock are entitled to receive dividends as declared by the Board of Directors, out of funds legally available for the purpose and subject to a limitation in the 1974 Indenture. The 1974 Indenture prohibits the payment of cash dividends on, and the purchase or redemption of, common stock if the cumulative dividends on and amounts paid for purchase or redemption of common or preferred stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of National, by the SEC. The amount available for the declaration and payment of dividends on National’s common stock pursuant to this restriction will be described in the applicable prospectus supplement.

The Board of Directors’ ability to declare dividends on common stock may also be limited by the rights and preferences of certain series of preferred stock, which may be issued from time to time, and by the terms of instruments defining the rights of holders of other outstanding indebtedness of National.

Voting Rights and Classification of the Board of Directors

The holders of common stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the common stock is required for the merger or consolidation of National or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

Liquidation Rights

Upon any dissolution, liquidation or winding up of National, the holders of common stock are entitled to receive, pro rata, all of National’s assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of preferred stock outstanding, if any.

Preemptive Rights

Holders of common stock and any series of preferred stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of National.

Listing

The common stock is listed on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.

Preferred Stock

National has authorized 10,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock of National are currently outstanding. However, the Board of Directors of National has the ability to issue one or more series of preferred stock from time to time.

The actual effect of the preferred stock upon the rights of the holders of National’s common stock will not be known until National’s Board of Directors determines the respective rights of the holders of one or more series of preferred stock. Such effects, however, might include: (a) restrictions on dividends on National’s common stock if dividends on the preferred stock are in arrears; (b) dilution of the voting power of National’s common stock; (c) restrictions on the rights of the holders of National’s common stock to share in National’s assets upon liquidation due to satisfaction of any liquidation preference granted to the preferred stock; and (d) dilution of rights of holders of National’s common stock to share in National’s assets upon liquidation if the preferred stock is participating with respect to distributions upon such liquidation. In some cases, the issuance of preferred stock could also delay, defer or prevent a change in control and make it harder to remove present management, without further action by National’s stockholders.

Under National’s Restated Certificate of Incorporation, the Board of Directors of National can issue, without further stockholder action, up to 10,000,000 shares of preferred stock, in one or more series, and determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created, including, subject to the terms of National’s Restated Certificate of Incorporation:

(a)

the maximum number of shares to constitute each such series of preferred stock, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors of National, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

(b)	whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights;

(c)

the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

(d)

whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

(e)

the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of National, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of National;

(f)

whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

(g)

whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by National, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of National or the holders of such shares;

(h)

the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by National of, the common stock or any other class or classes or any other series of capital stock of National ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of National;

(i)

the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of National or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of National; and

(j)	any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

Business Combinations

National’s Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other business combination by National or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of National’s outstanding common stock (substantial stockholder) or with an affiliate of any substantial stockholder. The term substantial stockholder does not include National, any of its subsidiaries, or any trustee holding common stock of National for the benefit of the employees of National or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of common stock and the form of consideration paid, and require that the holders of common stock be furnished certain information about the business combination prior to voting on it. A business combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions:

•	a merger, consolidation or share exchange;

•

a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

•

the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

•	the adoption of a plan of liquidation or dissolution of National; or

•

any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of National that is owned by any substantial stockholder or by any affiliate of a substantial stockholder.

The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of preferred stock, the approval of a majority of the entire Board of Directors, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

As a New Jersey corporation, National is also subject to the provisions of the New Jersey Business Corporation Act, including Chapter 10A thereof (known as the New Jersey Shareholders’ Protection Act) regarding business combinations with an interested stockholder. See the applicable provisions of the New Jersey Business Corporation Act for additional information.

DESCRIPTION OF DEPOSITARY SHARES

General

National may offer depositary shares representing fractional shares of preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that National may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between National and a bank or trust company that meets certain requirements and is selected by National (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights National offers to holders of the preferred stock will be made available to the holders of depositary shares.

The following description is a general summary of some common provisions of a deposit agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the deposit agreement and the related depositary receipts. Copies of the form of deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time National issues depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If National pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with National’s approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If National redeems a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by the holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and National will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and National. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the bank depositary or National only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of National and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

National will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. National will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by a holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from National that are delivered to the bank depositary and that National is required to furnish to the holders of preferred stock.

Neither the bank depositary nor National will be liable if National is prevented or delayed by law or any circumstance beyond National’s control from performing its obligations under the deposit agreement. The obligations of the bank depositary and National under the deposit agreement will be limited to performance in good faith of National’s duties thereunder, and National will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless reasonably satisfactory indemnity is furnished. National may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to National notice of its election to do so, and National may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

National may issue stock purchase contracts, including contracts that obligate holders to purchase from National, and National to sell to these holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of National or U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require National to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts. Some of the important United States federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

National may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts, stock purchase units or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts, stock purchase units comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material U.S. federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

National may periodically sell its securities in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to the public or institutional investors;

•	through agents to the public or to institutional investors;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

•	through a combination of any of these methods.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by National;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

If National uses underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices; or

•	at varying prices determined at the time of sale.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If National uses dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

Unless otherwise stated in a prospectus supplement, any agent selling securities on National’s behalf will be acting on a best efforts basis for the period of its appointment.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

Underwriters, agents and dealers may be entitled under agreements entered into with National to indemnification by National against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for National and its affiliates in the ordinary course of business.

Any securities offered by this prospectus, other than National’s common stock, will be a new issue of securities and will have no established trading market. National’s common stock is listed on the New York Stock Exchange, and any shares of National’s common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by National for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than National’s common stock, may or may not be listed on a national securities exchange. National gives no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than National’s common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated in this prospectus by reference to National’s Annual Report on Form 10-K for the year ended September 30, 2022, relating to the oil and gas reserves of Seneca Resources Company, LLC, has been so incorporated in reliance on the audit report of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, given on the authority of said firm as experts in petroleum engineering.

LEGAL MATTERS

The validity of the debt securities, stock purchase contracts, stock purchase units and units consisting of one or more of such securities will be passed upon for National by Jones Day and for the underwriters, dealers, or agents by Hunton Andrews Kurth LLP, New York, New York. However, all matters of New Jersey law, including the incorporation of National and the validity of the common stock, preferred stock, depositary shares and units consisting of one or more of such securities, will be passed upon by Lowenstein Sandler LLP, Roseland, New Jersey.

National Fuel Gas Company

Up to 4,402,513 Shares of Common Stock

Offered by Selling Stockholders

PROSPECTUS SUPPLEMENT

December 29, 2025